            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  Guidelines for Determining the Proper Identification Number to Give Payer-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of Account:   Give the name and Social Security number of:
-------------------------   --------------------------------------------
1.An individual's account   The individual
2.Two or more individuals   The actual owner of the account or, if combined
 (joint account)            funds, any one of the individuals(1)
3.Husband and wife (joint   The actual owner of the account or, if joint funds,
 account)                   either person(1)
4. Custodian account of a   The minor(2)
   minor
   (Uniform Gift to Minors
   Act)
5.Adult and minor (joint    The adult or, if the minor is the only contributor,
 account)                   the minor(3)
6. Account in the name of   The ward, minor, or incompetent person(4)
   guardian or committee
   for a designated ward,
   minor, or incompetent
   person
7. a. The usual revocable   The grantor trustee(3)
   savings trust account
   (grantor is also
   trustee)
  b. So called trust        The actual owner(3)
     account that is not a
     legal
     or valid trust under
     State law
For this type of Account:   Give the name and Employer Identification number of:
-------------------------   ----------------------------------------------------
8.Sole proprietorship       The owner(5)
 account
9.A valid trust, estate,    Legal entity (Do not furnish the identifying number
 or pension trust           of the personal representative or trustee unless the
                            legal entity itself is not designated in the
                            account title.)(3)
10.Corporate account        The corporation
11. Religious, charitable,  The organization
    or educational
    organization account
12. Partnership account     The partnership
    held in the name of
    the business
13. Association, club, or   The organization
    other tax exempt
    organization
14. A broker or registered  The broker or nominee
    nominee
15. Account with the        The public entity
    Department of
    Agriculture in
    the name of a public
    entity (such as a
    State or
    local government,
    school district, or
    prison)
    that receives
    agricultural program
    payments

--------
(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number

  If you don't have a TIN or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

  Payees specifically exempted from backup withholding on ALL payments include the following:
  (1) A corporation.
  (2) A financial institution.
  (3) An organization exempt from tax under section 501(a) or an individual retirement plan.
  (4) The United States or any agency or instrumentality thereof.
  (5) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  (6) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  (7) An international organization or any agency, or instrumentality thereof.
  (8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  (9) A real estate investment trust.
  (10) A common trust fund operated by a bank under section 584(a).
  (11) An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  (12) An entity registered at all times under the Investment Company Act of 1940.
  (13) A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  .  Payments to nonresident aliens subject to withholding under section
     1441.
  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  .  Payments made by certain foreign organizations.
  .  Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  .  Payments described in section 6049(b)(5) to nonresident aliens.
  .  Payments on tax-free covenant bonds under section 1451.
  .  Payments made by certain in foreign organizations.

  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

  Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                   SERVICE.

                           BREED TECHNOLOGIES, INC.

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                     DTC PARTICIPANT FROM BENEFICIAL OWNER
                 OF 9 1/4% SENIOR SUBORDINATED NOTES DUE 2008

To Registered Holder and/or DTC Participant:

  The undersigned hereby acknowledge receipt of the Prospectus, dated March 12, 1999 (the "Prospectus) of Breed Technologies, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange 9 1/4% Senior Subordinated Notes due 2008 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9 1/4% Senior Subordinated Notes due 2008 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

  The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

  $    of the 9 1/4% Senior Subordinated Notes due 2008;

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_] TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any): $

  [_] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

  If the undersigned instruct you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) the undersigned's principal residence is in the state of (fill in
state)   , (ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) except as otherwise disclosed in writing herewith, the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company and, if the undersigned is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (v) if the undersigned is not a broker-dealer, that the undersigned is not engaged in and does not intend to engage in the distribution of any New Notes, or (vi) if the undersigned is a broker-dealer, that it will receive New Notes for its own account in exchange for tendered Old Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.


                                   SIGN HERE

 Name of beneficial owner(s): _______________________________________________

 Signature(s): ______________________________________________________________

 Name (please print): _______________________________________________________

 Address: ___________________________________________________________________

       ______________________________________________________________________

       ______________________________________________________________________

 Telephone number: __________________________________________________________

 Taxpayer Identification or Social Security Number: _________________________

 Date: ______________________________________________________________________

                          Tender for all Outstanding
                   9 1/4% Senior Subordinated Notes due 2008
                                in Exchange for
                   9 1/4% Senior Subordinated Notes due 2008
          that have been registered under The Securities Act of 1933 of
                           BREED TECHNOLOGIES, INC.

To Registered Holders:

  We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Breed Technologies, Inc. (the "Company"), a Delaware corporation, to exchange its 9 1/4% Senior Subordinated Notes Due 2008 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 9 1/4% Senior Subordinated Notes Due 2008 (the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus, dated March 12, 1999, and the related Letter of Transmittal.

  Enclosed herewith are copies of the following documents:

  1. Prospectus dated March 12, 1999;

  2. Letter of Transmittal;

  3. Notice of Guaranteed Delivery; and

  4. Instruction to Registered Holder and/or DTC Participant from Beneficial Owner.

  We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on April 12, 1999, unless extended.

  The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

  Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder,
(ii) neither the holder of the Old Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such Notes, (iii) neither the holder nor any such other person is an "affiliate" of the Company as defined in Rule 405 under the Securities Act of the Company or, if such holder is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Security Act to the extent applicable, (iv) if the holder is not a broker-dealer, that neither the holder nor such other person is engaged in or intends to engage in the distribution of any New Notes, and (v) if the holder is a broker-dealer, that it will receive New Notes for its own account in exchange for tendered Old Notes that were required as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The enclosed Instruction to Registered Holder and/or DTC Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

  The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

  Additional copies of the enclosed material may be obtained from the undersigned.

                                      Very truly yours,

                                      IBJ Schroder Bank & Trust Company

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.